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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Advanced Cell Technology, Inc.

We consent to the use of our Independent Registered Public Accounting Firm's Report dated April 12, 2005, except for Note 15—Subsequent Event—Reverse Merger, as to which the date is October 14, 2005, appearing in the Prospectus which is part of the Registration Statement covering the financial statements of Advanced Cell Technology, Inc. for the year ended December 31, 2004 and 2003 to be included in this registration statement on Form SB-2 to be filed with the Commission on approximately October 14, 2005.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/ STONEFIELD JOSEPHSON, INC. Stonefield Josephson, Inc. Certified Public Accountants Santa Monica, California October 14, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm